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                     CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Statement of Additional Information on
Form N-6 of our reports dated February 6, 2003 and February 18, 2003, relating to the consolidated financial statements of Connecticut General Life Insurance Company and the CG Corporate Insurance Variable Life Separate Account 02, respectively, which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
April 17, 2003